EXHIBIT 99.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of February 1 2007, by and between SM&A, through its Project Planning division, (the “Company”), and Richard Bowe (the “Employee”).

WHEREAS, pursuant to the transactions contemplated by that certain Stock Purchase Agreement dated as of January 19, 2007 (referred to herein as the “SPA”) by and among SM&A, a Delaware corporation, Project Planning, Incorporated, a Massachusetts corporation, and Richard Bowe, it is currently contemplated that SM&A will acquire all of the outstanding shares of stock of Project Planning, Incorporated;

WHEREAS, the Company wishes to employ the Employee and the Employee wishes to work for the Company on the terms and conditions set forth herein; and

WHEREAS, it is agreed by the parties hereto that this Agreement shall only be effective upon the condition that the transactions contemplated by the SPA close and become final in accordance with the SPA and applicable law.

NOW, THEREFORE, it is hereby agreed as follows:

§1.           EMPLOYMENT.  The Company hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

§2.           DUTIES.  The Employee shall be employed as the President of the Project Planning and Scheduling division, and shall have such responsibilities and duties consistent with such position, and as are assigned to him from time to time by the Senior Vice President of Program Services and the Board of Directors of SM&A (“Board”).  The Employee agrees to devote his full time and best efforts to the performance of his duties to the Company.  The foregoing shall not be construed to prohibit the Employee from engaging in activities relating to serving on civic and charitable boards or committees, and managing his personal investments, provided that such activities do not interfere or conflict with the performance by the Employee of his duties, responsibilities, or authorities hereunder.

§3.           TERM.  The Employee’s term of employment hereunder shall commence on the date of the Closing as defined in the SPA (the “Commencement Date”) and shall continue until the second year anniversary of the Commencement Date (“Term”), unless earlier terminated pursuant to §6 hereof.

§4.           COMPENSATION AND BENEFITS.  In consideration for the Employee’s services hereunder, the Company shall compensate the Employee as follows:

(a)           Base Salary.  The Company shall pay the Employee an annual base salary of Two Hundred Thousand Dollars and No Cents ($200,000) (the “Base Salary”), with potential for annual increases based on performance, in the sole discretion of the Company, less applicable withholdings under state and federal law, and in accordance with the Company’s payroll practices.  The Base Salary shall be reviewed (but not decreased) annually by the Company’s Senior Vice President of Program Services and approved by the Company’s Chief Financial Officer.

(b)           Incentive Compensation.  The Employee shall be eligible to receive up to One Hundred Thousand Dollars and No Cents ($100,000) annually in incentive compensation based upon several factors including, the financial performance of the Project Planning and Scheduling division, the diversification of its client base, the documentation and sales of the “Project Scorecard Manager”, employee recruitment, employee retention, and other mutually agreeable financial and non-financial goals, and shall be determined in a manner consistent with other executives of SM&A holding the title of Senior Vice President or higher.

(c)           Stock Options.  In return for the Employee’s covenants set forth in §7(b), the Employee shall be eligible to receive a potential award of options to acquire the Company’s common stock, with up to 15,000 options to be available for grant for each of the next three years.  The options, if awarded, shall be granted within 30 days prior to or after the Employee’s first, second and third anniversary of the Commencement Date, and vest in accordance with the normal four year schedule from the date of grant applicable to other SM&A senior executives.  The Employee’s eligibility to receive the options shall be based on several factors, including, the financial performance of the Project Planning and Scheduling division, the diversification of its client base, the documentation and sales of the “Project Scorecard Manager”, employee recruitment, employee retention, and other mutually agreeable financial and non-financial goals, and shall be granted pursuant to SM&A’s Second Amended and Restated Equity Incentive Plan.  Any options not vested at the time of termination of the Employee’s employment, whether initiated by the Employee or the Company, shall be forfeited.  The Company’s Compensation Committee agrees to reserve 45,000 options for issuance to the Employee, subject to meeting the performance criteria, until the awards are finally determined.

(d)           Personal Time Off (PTO) and Holidays.         The Employee shall be provided the same paid PTO and holiday benefits provided to other similarly situated employees, but not less than thirty (30) days of PTO.  The amount, eligibility, and extent of this benefit shall be governed by the applicable benefit plan or program. Any PTO shall be taken at the reasonable and mutual convenience of the Company and the Employee.  Any accrued and unused PTO will be paid out to the Employee upon termination.

(e)           Benefits.  The Employee shall be eligible to participate in the same benefit programs offered to other similarly situated employees, and in effect from time to time. The amount, eligibility, and extent of the benefits shall be governed by the applicable benefit plan or program.

§5.           EXPENSES.  The Company shall reimburse the Employee for all reasonable business expenses of types authorized by the Company and reasonably and necessarily incurred by the Employee in the performance of his duties, responsibilities, and authorities hereunder.  Reasonable business expenses include cell phones with data plans, laptop computer and home-office internet access.  The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Company may establish from time to time, as applicable to similarly situated employees.

§6.           TERMINATION.  The Employee’s employment hereunder shall commence on the Commencement Date and continue until the earlier of (i) the expiration of the Term or (ii) the occurrence of any of the following:

(a)           Death or Disability.  The Employee’s employment shall terminate upon the death of the Employee during the Term or at the option of the Company and subject to applicable law, in the event of the Employee’s disability, upon thirty (30) days’ written notice.  The Employee shall be deemed disabled if an independent medical doctor (selected by the Company’s health insurer) certifies that the Employee has for ninety (90) consecutive days or one hundred twenty (120) non-consecutive days in any twelve (12) month period been disabled in a manner which has rendered him unable to perform the essential functions of his job duties with or without reasonable accommodation.  The Employee will cooperate in submitting to a medical examination for the purpose of certifying disability under this §6(a) if requested by the Board.

(b)           For Cause.  The Company may terminate the Employee’s employment for “Cause” immediately upon written notice by the Company to the Employee.  For purposes of this Agreement, “Cause” shall mean:

(i)            the Employee has committed any act of fraud, embezzlement, misappropriation or theft in the course of the Employee’s employment with the Company;

(ii)           the Employee has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to any felony or any crime involving moral turpitude; or

(iii)          the Employee has (A) performed his duties in a grossly negligent manner or has willfully disregarded his job duties and responsibilities under this Agreement, as determined by the Senior Vice President of Program Services or the Board; (B) failed to follow the reasonable written instructions of the Senior Vice President of Program Services or the Board, or (C) breached any material provision of this Agreement; provided that, such failure or breach, if susceptible to cure, is not cured within fifteen (15) days following receipt of written notice from the Company.

(c)           Termination without Cause.  The Company and the Employee may terminate the Employee’s employment without cause at any time.

(d)           Termination for Good Reason.  The Employee may terminate the Employee’s employment for “Good Reason” immediately (subject to the cure periods below). For purposes of this Agreement, “Good Reason” shall mean:

(i)            any failure by the Company to pay any base salary or other compensation or benefits owed to the Employee when due, if such failure is not cured within fifteen (15) days following receipt of written notice from the Employee;

(ii)           any material reduction by the Company of any base salary or other compensation or benefits paid to the Employee, if such reduction is not cured within fifteen (15) days following receipt of written notice from the Employee;

(iii)          the assignment to the Employee, without his consent, of a change in title or duties inconsistent with the Employee’s position, in each case so as to constitute a material diminution of status with the Company, if such is not cured within fifteen (15) days following receipt of written notice from the Employee;

(iv)          any relocation of the Employee’s primary office thirty (30) miles or more from the current location, if such is not cured within fifteen (15) days following receipt of written notice from the Employee; or

(v)           any material breach of this Agreement by the Company, if such breach is not cured within fifteen (15) days following receipt of written notice from the Employee.

(e)           Rights and Remedies on Termination.

Upon the termination of this Agreement in accordance with §6(a)-6(d), or if the Employee resigns for any reason, the Employee shall be entitled to receive only that compensation accrued but unpaid through the Employee’s termination date as required under applicable law.  The Employee will not be entitled to receive any severance, bonus or other payments, provided however, that the Employee shall still retain those rights and benefits as set forth in the SPA.  Termination of this Agreement or the Employee’s employment for any reason, whether initiated by the Employee or the Company, shall not affect the Employee’s continuing obligations under §7 herein, and the Employee shall continue to be bound by those obligations.

§7.                                CONFIDENTIAL INFORMATION, NON-COMPETE, NON DISPARAGEMENT, INVENTIONS ASSIGNMENT.

(a)           Confidentiality.  The Employee recognizes and acknowledges that he has acquired and will acquire confidential, proprietary and trade secret information concerning the Company, and its divisions, subsidiaries and affiliates, including, without limitation, the identities, contact information, purchasing patterns, contracts and terms of contracts of customers, merchants, vendors or suppliers and agents, pricing policies, methods of operation, proprietary computer programs, sales, profit, cost and other financial information, market information, business strategies, employee information, technical processes, information processing standards and practices, customer service and service quality standards, trade secrets and other confidential information about customers, merchants, vendors and suppliers (hereinafter called “Confidential Information”).  The Employee shall not, during or after the Term, use or disclose any Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder or as required by law.  In the event of the termination of his employment, whether voluntary or involuntary, and whether initiated by the Company or the Employee, or upon request of the Company at any time, the Employee shall deliver to the Company all documents and data pertaining to the Confidential Information and shall not take with him any documents or data of any kind or any reproductions (in whole or in part) or extracts of any items relating to any Confidential Information.  The Employee will not, at any time during or after his employment with the Company, use, copy, publish, summarize, or remove from the Company’s premises Confidential Information, except during his employment to the extent necessary to carry out his duties and responsibilities.

(b)           Prohibited Activities; Non-Solicitation. The Employee acknowledges that the Company has spent significant time, effort and resources protecting its Confidential Information.  In order to protect the legitimate business interests and customer goodwill of the Company, and in consideration for the terms and conditions of the SPA and the consideration provided to the Employee in §4(c) herein, the Employee hereby agrees that during the Term of this Agreement (as defined in §3 herein) and during the Restricted Period, the Employee will not without the prior written consent of the Company, (i) directly or indirectly, as an agent, employee, consultant, distributor, representative, stockholder, manager, partner or in any other capacity, own (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any Person), operate, manage, control, engage in, invest in (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any Person) or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist any Person that directly or indirectly engages in or owns, operates, manages or controls any venture or enterprise that engages anywhere in the Territory in the Business; (ii) directly or indirectly, for the Employee’s own account, on behalf of any third party, or as an officer, director, stockholder, employee, consultant, partner, proprietor, broker or otherwise, whether in a paid or unpaid position, solicit or attempt to solicit for employment any employee or consultant of the Company or otherwise interfere with the relationship between the Company, on the one hand, and its employees or consultants, on the other hand; (iii) or directly or indirectly, for the Employee’s own account, on behalf of any third party, or as an officer, director, stockholder, employee, consultant, partner, proprietor, broker or otherwise, whether in a paid or unpaid position, (a) solicit or attempt to solicit business from any Clients or Customers, provided, however, nothing contained herein shall prohibit the solicitation of business or services which are not in any way engaged in the Business; (b) suggest, refer or recommend that any Clients or Customers terminate, cancel or withdraw any proposed or pending job, bid or order; (c) suggest, refer or recommend that any Clients or Customers patronize any other business in direct or indirect competition with the Business; or (d) interfere in any other way with the prospective relationship between the Company, on the one hand, and any Clients or Customers, on the other hand.  For purposes hereof, the capitalized terms used in this §7(b) shall have the same definitions as set forth in the SPA.

The Employee acknowledges that the duration and geographical areas set forth in this §7 are reasonable in scope.  If, at any time, the provisions of this §7 shall be finally adjudicated to be invalid or unenforceable by a court of competent jurisdiction, the parties hereby agree that the court making this determination will have the power to reduce the scope, duration, or area of the term or provision to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision; and that this Agreement will be enforceable as so modified.  As used in this section “Person” means a corporation, an association, a partnership, an organization, a business, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.  The Employee agrees that the restrictive covenants contained in this §7 shall be enforceable whether the Employee’s employment is terminated by the Employee or the Company and without regard to reason.

(c)           Third-Party Information.  The Employee acknowledges that the Company has received and in the future will receive from third parties said third parties’ confidential information, subject to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes.  The Employee will treat such information in a manner consistent with the Company’s agreement with such third parties, and without limiting the foregoing, the Employee will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in his assigned duties for the benefit of the Company, any such confidential information.

(d)           Non-Disparagement.  In consideration of the compensation and benefits to be paid to the Employee by the Company, the Employee agrees that he will not, during or after the Term, make any statement or otherwise take any action that would or might reasonably be interpreted as disparaging to the Company,  or its divisions, stockholders, directors, officers, employees, agents or representatives.

(e)           Inventions Assignment.

(i)            Inventions Assignment.  The Employee agrees to assign to the Company, without further consideration, all right, title, and interest that he may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention (as defined herein), which Inventions shall be the sole property of the Company, whether or not patentable.  “Invention” as used herein shall mean all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by the Employee alone or with others during the course of the Employee’s employment.  The Employee acknowledges that all original works of authorship which are made by the Employee (solely or jointly with others) within the scope of his employment and which are protectable by copyright are “works made for hire,” as defined in the United States Copyright Act (17 USCA, Section 101) and included in the definition of Inventions.  The Employee further agrees to assist the Company (at its expense) in obtaining letters patent or other applicable registrations, and agrees to execute all documents and do all other things necessary or proper to obtain letters patent or other applicable registrations and to vest the Company with full title to them.  Should the Company be unable to secure the Employee’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, the Employee irrevocably designates and appoints the

Company and each of its duly authorized officers and agents as his agent and attorney-in-fact, to act for and on his behalf, to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights of protections with the same force and effect as if executed and delivered by the Employee.

(ii)           Disclosure.  The Employee agrees to maintain adequate and current written records on the development of all Inventions and to disclose promptly to the Company all Inventions and relevant records, which records will remain the sole property of the Company.  The Employee further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work of authorship, design formula, discovery, patent, or copyright that the Employee does not believe to be an Invention, but is conceived, developed, or reduced to practice by the Employee (alone or with others) during my employment or during the one-year period following termination of my employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence).

(iii)          Exclusions/Exceptions.  Except as disclosed in writing and attached hereto, there are no Inventions belonging to the Employee that shall be excluded from the operation of this Agreement.  Moreover, the Employee knows of no existing contract to which he is a party in conflict with this Agreement.  The parties agree that the provisions of this Agreement requiring the assignment of Inventions do not apply to any invention developed entirely on the Employee’s own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by the Employee for the Company.

§8.           MISCELLANEOUS.

(a)           Representations and Warranties.  The Employee represents and warrants that (i) his employment with the Company does not and will not breach any agreements with or duties to any third party, (ii) he has no obligations or commitments inconsistent with the terms of this Agreement or with his undertaking an employment relationship with the Company, and (iii) he will not enter into any agreement or engage in any outside activity which would conflict with this Agreement or which would otherwise interfere with his duties hereunder.  The Employee agrees that he will promptly inform the Company if he becomes aware of any fact that would cause his representations and warranties above to be false.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or sent by facsimile, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this §8(b):

If to the Company, to:

SM&A

4695 MacArthur Court, 8th Floor

Newport Beach, CA  92660

Facsimile No.:  (949) 975-1624

Attention:  Mr. Steve Handy

With a copy to:

Bingham McCutchen LLP

355 S. Grand Avenue, Suite 4400

Los Angeles, California 90071

Facsimile No.: (213) 680-6499

Attention:  Thomas A. Waldman, Esq.

If to the Employee, to:

Mr. Richard Bowe

34 Elm Street

North Andover, MA  01845

With a copy to:

Holland & Knight LLP

10 St. James Avenue

Boston, MA  02116

Facsimile No.: (617) 523-6850

Attention:  Theodore F. Hanselman, Esq.

Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, (iii) if mailed, five (5) days after being mailed as described above, and (iv) if sent by facsimile, upon generation of a transmission report by the machine from which the facsimile was sent which indicates the date that the facsimile was sent if sent during normal business hours on any business day, otherwise on the next business day following the generation of such report.

(c)           Rights Cumulative.  The rights and remedies provided herein are cumulative, and the exercise of any right or remedy, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the right to exercise any or all other rights and remedies.

(d)           Survival of Obligations.  Termination of this Agreement or the Employee’s employment shall not affect the Employee’s or the Company’s continuing obligations as set forth in this Agreement, including under §7.

(e)           Arbitration.  In consideration of the Company employing the Employee, and the salary and benefits provided under this Agreement, the Employee and the Company each agree that all claims arising out of or relating to the Employee’s employment, including its termination, shall be resolved by arbitration.  This Agreement expressly does not prohibit either party from seeking provisional injunctive relief, including to prevent irreparable harm.  The dispute will be arbitrated in accordance with the rules of JAMS.  Each party shall bear its/his own fees and costs, provided that, (i) if the Employee prevails on a claim arising out of the Company’s termination of the Employee pursuant to §6(b) (for “Cause”) or §6(d) (for “Good Reason”) herein, then the prevailing Employee shall be entitled to recover from the Company his reasonable attorneys’ fees and costs incurred in connection with arbitrating the claim, and (ii) if any party prevails on a statutory claim which affords the prevailing party attorneys’ fees, the arbitrator may award reasonable fees and costs to the prevailing party, under the standards for an award of fees provided by law.  The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims or within one year of the conduct that forms the basis of the claim if no statutory limitation is applicable.  Failure to demand arbitration within the prescribed time period shall result in waiver of said claims.

This pre-dispute resolution agreement will cover all matters directly or indirectly related to the Employee’s recruitment, employment or termination of employment by the Company, including, but not limited to, claims involving laws against any form of discrimination whether brought under federal and/or state law, and/or claims involving other employees but excluding workers’ compensation and unemployment insurance claims.  THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THEIR RIGHTS TO BRING SUCH CLAIMS TO COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

(f)            Equitable Remedies.  Notwithstanding §8(e), the Employee acknowledges and agrees that upon any breach by the Employee of his obligations under §7 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to seek specific performance and other appropriate injunctive and equitable relief.  The Employee further agrees that no bond or other security shall be required in obtaining such equitable relief.  Each of the parties recognizes that nothing in this Agreement is intended to limit any remedy of the Company or the Employee under state and federal laws.

(g)           Severability.  To the extent any provision of this Agreement or application of it to any person, place, or circumstances shall be determined to be invalid, unlawful or otherwise unenforceable, in whole or in part, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible.  The parties agree that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

(h)           Waivers.  No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege,nor shall any single or partial exercise or any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

(i)            Withholding.  All amounts payable by the Company to the Employee hereunder (including, but not limited to, Base Salary, Bonuses, Severance Payments) shall be reduced prior to the delivery of such payment to the Employee by an amount sufficient to satisfy any applicable federal, state, local or other tax withholding requirements.

(j)            Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k)           Assignment.  The Employee may not assign this Agreement.  The Company may assign any of its rights or obligations under this Agreement to any person, business or entity that succeeds to the business of the Company.  This Agreement shall be binding upon and inure to the benefit of the Company’s successors and assigns.

(l)            Entire Agreement; No Oral Modification.  This Agreement and the SPA contain the entire understanding of the parties, and supersedes all prior agreements, negotiations and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

(m)          Governing Law.  This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts.

(n)           Employee Acknowledgment.  The Employee has had the opportunity to consult legal counsel in regard to, and has read and understood, this Agreement.  The Employee is fully aware of its legal effect, and has entered into it freely and voluntarily and based on his own judgment and not on any representations or promises other than those contained herein.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Employment Agreement to be duly executed as of the date and year first above written.

SM&A

By:	/s/ Steve D. Handy
	Name:	Steve D. Handy
	Title:	SVP, CFO & Corp. Secty

By:	/s/ Richard Bowe
Richard Bowe